Exhibit 24(b)(11)

INDEPENDENT AUDITORS' CONSENT
-----------------------------


Oppenheimer Main Street Funds, Inc.:


We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 33-17850 of our reports dated July 22, 1996 and September 23, 1996 on the financial statements of Oppenheimer Main Street Income & Growth Fund and Oppenheimer Main Street California Municipal Fund appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche
---------------------
DELOITTE & TOUCHE

Denver, Colorado
October 25, 1996